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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report on Form 10-K of our independent auditor's report dated December 13, 2001 on the financial statements of VSI Holdings, Inc. for the year ended September 30, 2001.


                                                             PLANTE & MORAN, LLP
                                                             Ann Arbor, Michigan
                                                             January 11, 2002




















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Ann Arbor, Michigan
January 11, 2001



SIGNATURE AUTHORIZATION FOR ELECTRONIC FILING

(Regulation S-T, Sec. 232.302)



In connection with the Annual Report on Form 10-K of VSI Holdings, Inc. for the year ended September 30, 2001, we hereby authenticate, acknowledge or otherwise authorize the use of the Plante & Moran, LLP signature in typed form on our independent auditor's report dated December 13, 2001 and on the Consent of Independent Auditors dated January 11, 2002.

PLANTE & MORAN, LLP

Ann Arbor, Michigan
January 11, 2002